UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934.


                                  June 30, 2006
                Date of Report (Date of Earliest Event Reported)



                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)



                         Commission File Number: 0-31905



         Utah                                                   59-2780520
(State  of Incorporation)                              (I.R.S. Employer I.D. No)



                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)


                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     As previously announced on April 4, 2005, the Registrant entered into a License Agreement with Beth Israel Deaconess Medical Center, a Massachusetts nonprofit corporation ("BIDMC") to develop a new, more potent and longer acting form of EPO. Under the Agreement, Beth Israel has granted the Registrant an exclusive license to United States and foreign patents related to certain forms of EPO, including PT-401. The Registrant has the right to develop, use, market and sell products derived from the licensed patents.

     On July 1, 2006, the Registrant entered into a Sponsored Research Agreement (the "Agreement") with BIDMC. Under the terms of the Agreement, BIDMC will perform certain research work on the Registrant's behalf. The BIDMC research will include in vitro and in vivo animal experiments to determine the pharmacokinetic and pharmacological properties of the Registrant's PT-401 product. The Registrant anticipates that the research will provide data that will be included in its filings with the FDA for the PT-401 product. Under the Agreement, the Registrant has the option acquire certain intellectual property associated with the research results.

     In consideration for the research, the Registrant will pay BIDMC approximately $600,000. The Registrant has already paid one-half of the amount due. An additional 25% will be due on January 1, 2007, with the balance due upon completion of the research.


Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     See  Item  1.01  above.


Item  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS.

(d) Exhibit 10.46 - Sponsored Research Agreement dated July 1, 2006 between the Registrant and Beth Israel Deaconess Medical Center, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     DNAPrint  genomics,  Inc.


     By:   /s/  Richard  Gabriel
           ----------------------
     Richard  Gabriel,  President